Exhibit 10.13

                                                     For Bank use only:

                                                     Received by: ____
                                                     Approved by: ____
                                                     Other:           _____


                                NORTH FORK BANK,
                         a division of Capital One, N.A.
                                  MORTGAGE NOTE

BORROWER:        CVD EQUIPMENT CORPORATION,
                 a New York corporation
PRINCIPAL:       $500,000.00
DATE:            February 8, 2008

PROMISE TO PAY: The undersigned (the "Borrower"), jointly and severally if more than one signer, does hereby promise to pay to the order of NORTH FORK BANK, a division of Capital One, N.A. (the "Bank") at its offices at 275 Broadhollow Road, Melville, New York 11747, or at any of its branches, the sum of FIVE HUNDRED THOUSAND AND 00/100 ($500,000.00) DOLLARS plus interest thereon, from the date hereof in the manner set forth below.

RATE AND PAYMENT: The unpaid principal balance hereof shall bear interest, and repayment shall be, from the date hereof up to March 1, 2018 (the "Maturity Date"), as follows:

     (i) from the date hereof up to and exclusive of March 1, 2012, at a fixed annual rate of interest of Three and 80/100 percent (3.80%), payable monthly in arrears, to be paid as follows:

     (a) simultaneously herewith a payment in the amount of $1,161.11 consisting of interest on the principal sum outstanding hereunder from the date hereof to March 1, 2008; and, thereafter

     (b) in forty eight (48) constant monthly installments of principal and interest each in the amount of $2,992.12 commencing on the first (15t) day of April1 2008 and on the first day of each and every month thereafter up to and including the first (is) day of March, 2012; and

     (ii) from and including March 1,2012, up to and including March 1, 2018 (the "Maturity Date"), at a rate per annum, to be adjusted on March 1, 2012 (the "Rate Adjustment Date"), that is equal to two hundred (200) basis points above the weekly average yield on United States Treasury Securities, adjusted to a constant maturity of six (6) years, using the most recent figure made available by the Federal Reserve Board as of the Rate Adjustment Date, and to be paid in consecutive monthly installments, each consisting of a payment of principal and interest in a sum sufficient to amortize the existing principal balance by March 1, 2028, except that this Note shall mature on March 1, 2018, commencing on April 1, 2012, and on the first (15t) day of each and every month thereafter; and, then

     (iii) in one final payment due and owing on the Maturity Date consisting of the entire unpaid principal balance hereof and all accrued interest and/or related charges due to the Bank I hereunder.



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

THIS NOTE SHALL MATURE ON MARCH 1, 2018 WITH ALL SUMS OF PRINCIPAL, ACCRUED INTEREST AND RELATED CHARGES DUE AND OWING ON SUCH DATE.

There shall be no reduction in the interest rate on the Rate Adjustment Date if an event of default shall have occurred hereunder or pursuant to the terms of the documents executed and delivered in furtherance of the Loan from the Bank to the Borrower of even date herewith without being cured in a timely fashion.

Payments shall be applied first to interest on unpaid principal balance hereof to the date payment is received by the Bank and then to reduction of principal. Interest shall be calculated on a 360 day year and actual number of days elapsed.

All payments due hereunder shall be made by automatic debit from an account maintained by the Borrower for such purpose at the Bank in which the Borrower shall maintain balances sufficient to pay each monthly payment due to the Bank. Each monthly payment of principal and interest shall be automatically deducted from North Fork Bank Account No. [INTENTIONALLY OMITTED] in connection with this Note on the due date thereof (at times, the "due date"), and the undersigned agrees to maintain sufficient funds in said account to cover these payments. The undersigned further agrees that should there be insufficient funds in said account on the monthly payment due date, an overdraft charge will be incurred and the account will not be charged for the monthly payment. However, if this occurs, the undersigned will remain responsible for the principal and interest payment, plus any late charges, and the undersigned will be in default under this Note. In the event that the money maintained in such account is insufficient for any payment due under this Note, the Bank may charge any account of the Borrower or any Guarantor hereof for any payment due to the Bank under this Note.

PREPAYMENT: This Note may be prepaid, upon no less than thirty (30) days' prior written notice from the Borrower to the Bank, provided the Borrower is not in default, all accrued interest and any and all applicable charges due hereunder have been paid to the date of such prepayment, and further provided that in connection with any prepayment in whole or in part the undersigned shall to the Bank a prepayment fee equal to two (2%) percent of the principal sum so prepaid.

If this Note is prepaid in part, then any such prepayment shall be applied against the payments due hereunder in inverse order of maturity.

DEFAULT INTEREST RATE: The unpaid principal sum due under this Note shall bear interest at a rate equal to five (5%) percent above the applicable Rate herein on and after the occurrence of any Event of Default as herein described and until the entire principal sum hereof has been fully paid, both before and after the entry of any judgment with respect to such event, but in no event shall the Rate either before or after the occurrence of any Event of Default exceed the highest rate of interest, if any, permitted under the applicable New York or Federal Law.

RIGHT OF OFFSET: If any payment is not made on time, or if the entire balance becomes due and payable and is not paid, all or part of the amount due may be offset out of any account or other property which the Borrower or the Guarantors hereof has at the Bank or at any affiliate of the Bank without prior notice or demand.



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

LATE CHARGES: The Borrower will pay a charge of four (4%) percent of the amount of any payment which is not made within ten (10) days of its respective due date.

SECURITY: This Note is secured by:

     (1) a security interest in and assignment and pledge of all monies, deposits, or other sums now or hereafter held by the Bank on deposit, in safekeeping, transit or otherwise, at any time credited by or due from Bank to the Borrower or to the Guarantor hereof, or in which the Borrower or the Guarantor shall have an interest;

     (2) a second position mortgage lien evidenced by a Mortgage and Security Agreement of even date herewith made by Town of Islip Industrial Development Agency, as Mortgagor, the undersigned Borrower, as Borrower, and the Bank, as Mortgagee (the "Mortgage") encumbering the property known as, and located at, 979 Marconi Avenue, Ronkonkoma, Town of Islip, County of Suffolk, City and State of New York and formally described on the Tax and Land Maps of the said County of Suffolk as District 0500, Section 105.00, Block 03.00, Lot 002.001 (hereinafter referred to, at times, as the "Premises");

     (3) an Assignment of all Leases and Rents from the Premises that is the subject of the Mortgage;

     (4) a security interest in all personal property of the Borrower evidenced by a Security Agreement of even date herewith made by the Borrower in favor of the Bank and appertaining UCC-1 financing statement, excluding any of the Borrower's equipment financed under chattel liens held by the Bank;

     (5) a collateral Assignment by Borrower to the Bank of a portion of the proceeds of a life insurance policy issued on the life of Leonard A. Rosenbaum, President and CEO of the Borrower, in the amount of Five Hundred Thousand and 00/100 ($500,000.00) Dollars which such policy was issued by Pruco Life Insurance Company of New Jersey (a Stock Company of the Prudential Insurance Company of America), under policy no. [INTENTIONALLY OMITTED] (contract date October 14,2006) and has a face value of Two Million and 00/1 00 ($2,000,000.00) Dollars.

DEFAULT: The Bank may declare the entire unpaid balance of this Note due and payable on the happening of any of the following events (each, an "Event of Default" or, collectively, "Events of Default"):

     (a) failure to pay any amount required by this Note within ten (10) days of its respective due date, or any other obligation owed to the Bank by Borrower, or, failure of the Borrower to have sufficient funds in its account(s) for payments due hereunder to be debited on the due date or within three (3) business days thereafter;

     (b) failure to perform or keep or abide by any term, covenant or condition contained in this Note or the Mortgage or any other document or instrument given to the Bank in connection with this or any other loan;

     (c) the filing of a bankruptcy proceeding, assignment for the benefit of creditors, issuance



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

of any execution, garnishment, or levy against, or the commencement of any proceeding for relief from indebtedness by or against the Borrower;

     (d) the happening of any event which, in the judgment of the Bank substantially affects: (i) the Borrower's ability to repay this Note; or (U) the value of the Premises; or (iii) the value of any collateral for this Note or the Mortgage;

     (e) if any written representation or statement made to the Bank by the Borrower is untrue;

     (f) if any written representation, covenant or warranty made to the Bank by the Borrower is breached;

     (g) the occurrence of an Event of Default under the Mortgage, any Guaranty, or any other document or instrument given to the Bank in connection with this Note, the Mortgage or any other loan;

     (h) Inability of the Borrower to manage its affairs, or the voluntary or involuntary dissolution of the Borrower;

     (i) failure of the Borrower to utilize the Bank as its/their primary bank and to maintain relevant accounts at the Bank during the term hereof;

     (j) default by Borrower under any other guaranty or loan document or other agreement made in favor of, or with, the Bank.

     (k) the Bank shall have determined, in its reasonable business judgment, that one or more conditions exist or events have occurred which has resulted in a material adverse change in the business, properties or financial condition of Borrower;

     (I) Failure of the to provide the Bank with the following during the term of this Note:

     (i) SEC 10-K reports including audited consolidated fiscal financial statements of the Borrower prepared by a firm of certified public accountants acceptable to the Bank with an unqualified opinion, within ninety (90) days of its fiscal year end; and

     (ii) SEC 10-Q quarterly  financial  statements of the Borrower within sixty
(60) days of each quarter end; and

     (iii) compliance and covenant calculations for the Borrower on a quarterly basis to be submitted with each of the afore-mentioned financial statements.

     (m) Failure of the Borrower, during the term hereof, to maintain a Maximum Leverage of 1.20:1. For purposes hereof, the term "Maximum Leverage" shall mean the ratio of total liabilities of the Borrower divided by its tangible net worth at all times;

     (n) Failure of the Borrower, during the term hereof, to maintain a minimum Debt Service Coverage Ratio of 1.25:1. For purposes hereof, the term "Debt Service Coverage" shall mean earnings of the Borrower before interest, taxes, depreciation and amortization for the previous twelve month period, divided by



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

the interest expense and aggregate principal payments of loans and capitalized leases scheduled to be paid over the ensuing twelve month period, exclusive of any balloon or maturity balance of any mortgage made or extended by the Bank to the Borrower, and the GE Capital mortgage loan made to the Borrower and the Kidco Realty mortgage loan made to the Borrower, and exclusive of the principal balance due at the maturity of this Note;

     (o) Borrower shall fail to pay its debts, liabilities and obligations to the Bank as and when due and payable, or Borrower fails to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such debts, liabilities and obligations when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such debts, liabilities and obligations, whether or not such failure to perform or observe shall be waived by the holder of such debts, liabilities and obligations, or any such debts, liabilities and obligations shall be declared to be due and payable, or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity of such debts, liabilities and obligations,

Notwithstanding the foregoing, the balance of this Note shall become immediately due and payable upon the occurrence of any of the events set forth in (c) above.

ATTORNEY'S FEES: In the event the Bank retains counsel with respect to enforcement of this Note or any other document or instrument given to the Bank, the Borrower agrees to pay the Bank's reasonable attorney's fees and associated costs and disbursements (whether or not an action is commenced and whether or not in the court of original jurisdiction, appellate court, bankruptcy court, or otherwise).

SUBSEQUENT AGREEMENTS: The Borrower shall be bound by any agreement extending the time or modifying the above terms of payment made by the Bank and any owner(s) of the property covered by the Mortgage referred to herein, without notice to the Borrower or the Guarantor, and the Borrower and Guarantors shall continue to be liable to pay all amounts due hereunder, but at an interest rate not exceeding the rate set forth herein, according to the terms of any such agreement of extension or modification.

MISCELLANEOUS: Delay or failure of the Bank to exercise any of its rights under this Note shall not be deemed a waiver thereof. No waiver of any condition or requirement shall operate as a waiver of any other or subsequent condition or requirement. The Bank or any other holder of this Note does not have to present it before requiring payment. The Borrower and the Guarantors, jointly and severally, waive trial by jury, offset, and counterclaim with respect to any action arising out of or relating to this Note. This Note may not be modified or terminated orally. This Note shall be governed by the laws of the State of New York without regard to its conflict of laws rules. The Borrower and the Guarantors irrevocably consent to the jurisdiction and venue of the New York State Supreme Court, Suffolk County in any action concerning this Note. This
Note is binding upon the Borrower and the Guarantors and all of their respective heirs, successors and assigns.

All signatories to this Note, jointly and severally, waive presentment for payment, notice of dishonor, protest, notice of protest of this Note or other notice of any kind and all demands whatsoever; and in any litigation with the Bank, whether or not arising out of or relating to this Note or any collateral security therefore, said parties expressly waive trial by jury, and in addition, expressly waive the right to interpose any defense based on any statute of



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

limitations or any claim of laches and any set-off, counterclaim, or cross-claim of any nature or description.

No failure to accelerate the debt evidenced hereby by reason of an Event of Default hereunder, acceptance of a past due installment, or indulgence granted from time-to-time shall be construed (a) as a novation of this Note or a reinstatement of the indebtedness evidenced hereby or as a waiver of such right or acceleration or the right of the Bank thereafter to insist upon strict compliance with the terms of this Note, or (b) to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law; and Borrower and the Guarantors hereby expressly waive the benefit of any statute or rule of law or equity now provided, which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part, unless the Bank agrees otherwise in writing. No provision of this Note may be changed, waived, discharged, or terminated except by an instrument in writing signed by the party against whom enforcement of the waiver, change, modification or discharge is sought. The Bank may, without the consent of Borrower, release or discharge the Borrower, accommodation party, or surety or release, surrender, waive, substitute, compromise, or discharge any security herefor without affecting the liability of the Borrower hereunder.

The Borrower shall not, without the prior written consent of the Bank hereof, enter into any transaction of merger, sale or consolidation or transfer, sell, assign, lease or otherwise dispose of any parcel or parcels of real property as described herein or in the Mortgage or any or all or a substantial part of their assets, individually or jointly subject to the terms and conditions set forth in the Mortgage of even date herewith.

The terms of the said Mortgage are incorporated into this Note by reference with the same force and effect as if fully set forth at length herein.

This Note is cross-defaulted and cross-collateralized with each and every obligation of the Borrower, due to the Bank, any successor and/or assign or parent or subsidiary thereof including, without limitation, the loan made to the Borrower by the Bank of even date herewith in the principal sum of One Million and 00/1 00 ($1,000,000.00) Dollars (the "$1,000,000.00 Loan"). Specifically,
any Event of Default under the $1,000,000.00 Loan or any other loan or obligation made by Bank to the Borrower, or any other obligation of the Borrower in favor of the Bank, shall be deemed an Event of Default hereunder. The within Note, and any other obligation of the Borrower due to the Bank, are hereby collateralized with the same security and collateral securing the $1,000,000.00 Loan and any other said loan or obligation.

Borrower has applied for, and has received approval to be included in, the New York State Linked Deposit Program. The interest Rate set forth in this Note for the first four (4) years of the term hereof reflect adjustment as a result of the Borrower's inclusion in the said New York State Linked Deposit Program. Borrower agrees and undertakes to comply with all requirements of said program during the term of this Note. In the event the Borrower is removed from the said New York State Linked Deposit Program, or in the event such program is discontinued, at anytime during the first four (4) years of the term of this Note, the interest rate set forth herein shall automatically, and without notice to the Borrower, increase by two (2%) percent and the Borrower's monthly payment to the Bank shall be increased accordingly. In such event, Borrower shall be notified of its new monthly payment.

The Borrower expressly warrants and represents that no statements, agreements or representations, whether oral or written, have been made by the Bank, or by any employee, agent or broker of the Bank with respect to the obligation or debt evidenced by this Note. The Borrower further expressly warrants and represents that (a) no oral commitment has been made by the Bank to extend or continue any credit to the Borrower or any party other than as expressly stated herein or in those certain documents executed in connection herewith, (b) no representation or agreement has been made by or with the Bank, or any employee, agent or broker of the Bank, to forebear or refrain in any way from exercising any right or remedy in its favor hereunder or otherwise unless expressly set forth herein, and (c) the Borrower has not and will not rely on any commitment to extend or continue any credit, nor on any agreement to forebear or refrain from exercising rights or remedies unless such commitment or agreement shall be in writing and duly executed by an authorized officer of the Bank.

In accordance with Article 9 of the Uniform Commercial Code and Revised Article 9 thereof, the Borrower hereby authorizes the Bank to sign and file financing statements at any time with respect to any security herefor or for the Mortgage without the signature or any further authorization of the Borrower. The Borrower agrees to pay all filing fees and all other costs and expenses incident to the filing of such statements.

     IN WITNESS WHEREOF, the Borrower has signed this Note the 8th day of February, 2008.


                                         CVD EQUIPMENT CORPORATION,
                                         a New York corporation, Borrower



                                      By:   /s/ Leonard A. Rosenbaum
                                         -----------------------------------
                                                LEONARD A. ROSENBAUM,
                                                President and CEO


                                      By:   /s/ Glen Charles
                                         -----------------------------------
                                                GLEN CHARLES,
                                                Secretary and CFO


Borrower's Address:

1860 Smithtown Avenue
Ronkonkoma, New York 11779




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

State of New York
                 ss.:
County of Suffolk

     On February 8, 2008, before me, the undersigned, personally appeared Leonard A. Rosenbaum, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed same in his capacity, and that by his signature in the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                              /s/ Janice P. McKay
                                           -----------------------------
                                           Notary Public


                                                        [GRAPHIC OMITTED]




State of New York )
                   ss.:
County of Suffolk

     On February 8, 2008, before me, the undersigned, personally appeared Glen Charles, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed same in his capacity, and that by his signature in the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                              /s/ Janice P. McKay
                                            ------------------------------
                                             Notary Public


                                                        [GRAPHI OMITTED]



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